                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:                [_]Confidential, for Use of the
                                             Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[_]Preliminary Proxy Statement

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               Tut Systems, Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
   --------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:
   --------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   --------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:
   --------------------------------------------------------------------------

  (5) Total fee paid:
   --------------------------------------------------------------------------

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
   --------------------------------------------------------------------------

  (2) Form, Schedule or Registration Statement No.:
   --------------------------------------------------------------------------

  (3) Filing Party:
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  (4) Date Filed:
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


                              [TUT SYSTEMS LOGO]

                               TUT SYSTEMS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 19, 1999

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tut Systems, Inc., a Delaware corporation (the "Company" or "Tut"), will be held on Wednesday, May 19, 1999 at 10:00 a.m., local time, at the Marriott Hotel Walnut Creek, 2355 North Main Street, Walnut Creek, California, for the following purposes:

  1. To elect three (3) Class I directors for a term of three years and until their successors are duly elected and qualified;

  2. To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on March 22, 1999 are entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                     By order of the Board of Directors of Tut
                                      Systems, Inc.

                                     /s/ Nelson Caldwell
                                     ------------------------------------------
                                     Nelson Caldwell
                                     Vice President Finance and Chief
                                      Financial Officer

Pleasant Hill, California
April 9, 1999

                               TUT SYSTEMS, INC.

                                PROXY STATEMENT
                    FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed Proxy is solicited on behalf of Tut Systems, Inc. (the "Company" or "Tut") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 19, 1999 at 10:00 a.m., local time, or at any adjournment thereof (the "Annual Meeting" or "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Marriott Hotel Walnut Creek, 2355 North Main Street, Walnut Creek, California. The Company's headquarters are located at 2495 Estand Way, Pleasant Hill, California 94523. The Company's telephone number at that location is (925) 682-6510.

  These proxy solicitation materials were mailed on or about April 9, 1999 to all stockholders entitled to vote at the Meeting.

RECORD DATE; OUTSTANDING SHARES

  Stockholders of record at the close of business on March 22, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, 11,452,978 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding. The closing price of the Company's Common Stock on the Record Date, as reported by Nasdaq, was $44.00 per share.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company or its transfer agent a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

  On all matters other than the election of directors, each share has one vote. See "ELECTION OF DIRECTORS--Required Vote."

  The cost of soliciting proxies will be borne by the Company. The Company has retained the services of American Stock Transfer & Trust Company to aid in the solicitation of proxies. The Company will reimburse American Stock Transfer & Trust Company for reasonable out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, telefax or otherwise.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's next Annual Meeting of Stockholders to be held in 2000 must be received by the Company no later than December 9, 1999 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

  In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. For nominations or other business to be properly brought before the meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of the Company 90 days in advance of the annual or special meeting, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A copy of the full text of the Bylaw provision discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company's proxy materials, should be sent to Tut Systems, Inc., 2495 Estand Way, Pleasant Hill, California 94523.

  The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the meeting. If a stockholder intends to submit a proposal at the next annual meeting of stockholders, which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to the Company in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than February 10, 2000. If a stockholder does not comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the next annual meeting of stockholders.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "ABSTAIN" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote (the "Votes Cast") at the Annual Meeting with respect to such matter.

  While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a matter (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore be counted only for purposes of determining the presence or absence of a quorum and will not be considered Votes Cast. Accordingly, broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

FISCAL YEAR END

  The Company's fiscal year ends on December 31. The Company's last fiscal year ended on December 31, 1998 and is referred to herein as the "Last Fiscal Year".

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such executive officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). During the Last Fiscal Year, the Section 16(a) filing requirements were not applicable to the Company's executive officers, directors and ten-percent stockholders.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

  The Company's Board of Directors is currently comprised of nine (9) directors who are divided equally into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

NOMINEES FOR CLASS I DIRECTORS

  Three Class I directors are to be elected at the Annual Meeting for a three-year term ending in 2002. The Board of Directors has nominated BRION APPLEGATE, CLIFFORD H. HIGGERSON and DAVID SPRENG for re-election as Class I directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Messrs. Applegate, Higgerson and Spreng. The Company expects that each of Messrs. Applegate, Higgerson and Spreng will accept such nomination; however, in the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board of Directors. The term of office of each person elected as a director will continue until such director's term expires in 2002 or until such director's successor has been elected and qualified.

INFORMATION REGARDING NOMINEES AND OTHER DIRECTORS

  Set forth below is certain information regarding the nominees for Class II directors and each other director of the Company whose term of office continues after the Annual Meeting. Information as to the stock ownership of each director and all current directors and executive officers of the Company as a group is set forth below under "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT".

                                                                      Director
 Name                    Age Principal Occupation                      Since
 ----                    --- --------------------                     --------
 Class I Directors
 Brion Applegate........  45 Managing General Partner of Spectrum       1996
                             Equity Investors, L.P.
 Clifford H. Higgerson..  59 General Partner of Vanguard Venture        1993
                             Partners and a Partner of
                             Communications Ventures, Inc.
 David Spreng...........  37 Managing General Partner of Crescendo      1994
                             Venture Management LLC

 Class II Directors
 Neal Douglas...........  40 General Partner of AT&T Ventures           1997
 George Middlemas.......  52 Managing General Partner of Apex           1995
                             Partners
 Matthew Taylor.........  40 Chairman of the Board and Chief            1994
                             Technical Officer of the Company

 Class III Directors
 Salvatore D'Auria......  43 President and Chief Executive Officer      1994
                             of the Company
 Roger Moore............  57 President, Chief Executive Officer and     1997
                             a Director of Illuminet, Inc.
 Saul Rosenzweig........  73 General Partner of Rosetree Partners       1993
                             and President of RZGroup, Inc.

          NOMINEES FOR CLASS I DIRECTORS FOR A TERM EXPIRING IN 2002

  Brion Applegate has served as a director of the Company since August 1996. Mr. Applegate was a co-founder of Spectrum and has served as a Managing General Partner since February 1993. Prior to that time, he was a General Partner of funds managed by Burr, Egan, Deleage & Co., a venture capital firm, from 1982 to 1993. Mr. Applegate holds a B.A. in Liberal Arts from Colgate University and an M.B.A. from Harvard University.

  Clifford H. Higgerson has served as a director for the Company since July 1993. Since 1991, Mr. Higgerson has been a general partner of Vanguard Venture Partners ("Vanguard"), a venture capital firm specializing in high technology start-ups. Since 1986, Mr. Higgerson has also been a partner of Communications Ventures, Inc. Mr. Higgerson also is a director of Advanced Fibre Communications, Ciena Corporation, a manufacturer of multiplexing systems, and Digital Microwave Corporation. Mr. Higgerson earned his B.S. in Electrical Engineering from the University of Illinois and an M.B. A. in Finance from the University of California at Berkeley.

  David Spreng has served as a director of the Company since February 1994. Mr. Spreng has served as the Managing General Partner of Crescendo Venture Management, LLC since September 1998. Mr. Spreng served as President of IAI Ventures, Inc. from March 1996 to September 1998 and served in various capacities at Investment Advisers, Inc. ("IAI") since 1989 Mr. Spreng is also a director of GalaGen, Inc., a pharmaceutical company, and PACE Health Management. Mr. Spreng holds a B.S. in Finance and Accounting from the University of Minnesota.

            INCUMBENT CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2000

  Neal Douglas has served as a director of the Company since December 1997. Since January 1993, he has been a General Partner of AT&T Ventures, a venture capital firm. From May 1989 to January 1993, Mr. Douglas was a partner of New Enterprise Associates, a venture capital firm. Additionally, he was a Member of the Technical Staff at Bell Laboratories. He also serves as a director of Cellnet Data Systems, Inc., a provider of fixed network wireless information services, FVC.COM, Inc., an Internet video applications company, and several privately held companies. He received a B.S. in Electrical Engineering from Cornell University, an M.S. in Electrical Engineering from Stanford University, and an M.B.A. from the University of California at Los Angeles.

  George Middlemas has served as a director of the Company since April 1995. Mr. Middlemas has been managing General Partner of Apex Partners, a venture capital firm, since 1991. Prior to that time, Mr. Middlemas served as Vice President and principal with Inco Venture Capital Management, and a vice president and member of the investment committee of Citicorp Venture Capital. Mr. Middlemas holds an M.B.A. from Harvard University, an M.A. in Political Science from the University of Pittsburgh and a B.A. in History and Political Science from The Pennsylvania State University. Mr. Middlemas serves on the Boards of Directors of e.Spire Communications, Inc., a network company, Pure Cycle Corporation, a water and water recycling technology company, and Security Dynamics Technologies, Inc., an enterprise network and data security products company.

  Matthew Taylor is a co-founder of the Company and has served as Chairman of the Board of Directors, Chief Technical Officer and Secretary of the Company since August 1994. From April 1989 to August 1994, Mr. Taylor was President and Chief Executive Officer of the Company. Prior to that time, Mr. Taylor was the Vice President of Engineering and a co-founder of Alameda Instruments, Inc., a semiconductor equipment company, from 1987 to 1989. Mr. Taylor holds a B.S. in Biology and an M.S. in Engineering Science from the University of California at Berkeley.

           INCUMBENT CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2001

  Salvatore D'Auria has served as President, Chief Executive Officer and a director of the Company since August 1994. He served as the Company's Chief Operating Officer from May 1994 to August 1994. From August 1993 to May 1994, Mr. D'Auria performed various consulting services for networking software companies. Mr. D'Auria joined Central Point Software in October 1989 as Director of Product Marketing and was appointed as Vice President of Marketing in April 1990, and held various Vice President positions until August 1993. From 1980 to 1989, Mr. D'Auria served in various marketing and management positions at Hewlett-Packard. Mr. D'Auria holds a B.S. in Physics from Clarkson University.

  Roger Moore has served as a director of the Company since March 1997. Mr. Moore has served as President and Chief Executive Officer of Illuminet, Inc. ("Illuminet"), a provider of network, database and billing services to the communications industry, since October 1998, and as a director of Illuminet since September 1998. Mr. Moore also served as President and Chief Executive Officer of Illuminet from January 1996 to August 1998. From September 1998 to October 1998, Mr. Moore served as President, Chief Executive Officer and a director of VINA Technologies, Inc., a telecommunications equipment company. From November 1985 to December 1995, Mr. Moore served in various executive capacities at Northern Telecom Ltd., including Vice President, Major Accounts and President, Northern Telecom Japan. Mr. Moore holds a B.S. in General Science from Virginia Polytechnic Institute and State University.

  Saul Rosenzweig has served as a director of the Company since July 1993. Mr. Rosenzweig has been a general partner of Rosetree Partners, a venture investing group, since 1982. He has also served as President of RZGroup, Inc., a communications management firm, since 1981. Mr. Rosenzweig holds B.S. degrees in Naval Science and in Industrial Management from Georgia Institute of Technology.

  There are no family relationships among any of the Company's directors or executive officers.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of twelve meetings during the Last Fiscal Year. During the fiscal year ended December 31, 1998, no director other than Brion Applegate attended fewer than 75% of the meetings of the Board of Directors or the meetings of committees, if any, upon which such director served. Certain matters approved by the Board of Directors were approved by unanimous written consent.

  The Audit Committee of the Board of Directors, which was formed in August 1995, currently consists of Clifford H. Higgerson, Saul Rosenzweig and David Spreng. The Audit Committee, reviews the Company's annual audit and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. The Audit Committee held a total of two (2) meetings during the Last Fiscal Year.

  The Compensation Committee, which was formed in August 1995, is currently composed of Brion Applegate, Neal Douglas and Roger Moore. The Compensation Committee, which generally meets in conjunction with Board meetings and as deemed necessary by the Board of Directors, reviews and approves the Company's executive compensation policy and makes recommendations concerning the Company's employee benefit policies. The Compensation Committee held a total of five (5) meetings during the Last Fiscal Year.

  The Board of Directors does not have a nominating committee nor any committee performing such function.

DIRECTOR COMPENSATION

  Directors currently receive no cash fees for services provided in that capacity but are reimbursed for out-of-pocket expenses they incur in connection with attendance at meetings of the Board of Directors. In addition, in the past, certain directors have been granted stock options for their service on the Board. The Company does not intend to pay cash fees for the services of its Board members in the immediate future, nor to provide for the automatic grant of stock options to its directors.

  Options may also be granted to Directors under the Company's 1998 Stock Plan (the "Stock Plan"), which was approved by the Company's stockholders in September 1998. The Board, in its discretion, selects Directors to whom options may be granted, the time or times at which such options may be granted, the number of shares subject to each grant and the period over which such options become exercisable. All options granted to Directors under the Stock Plan contain the following provisions: the exercise price per share of Common Stock is 100% of the fair market value of the Company's Common Stock on the date the option is granted; the term of the option may be no more than ten years from the date of grant; and the option may be exercised only while the Outside Director remains a director or within ninety days after the date he or she ceases to be a director or service provider of the Company; upon a proposed liquidation or dissolution of the Company, the options will terminate immediately prior to such action; and in the event of a merger or sale of substantially all of the Company's assets, each option may be assumed or an equivalent option substituted by the successor corporation. The Board may at any time amend, alter, suspend or discontinue the Stock Plan, subject to stockholder approval in certain circumstances.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Company's Compensation Committee are Messrs. Applegate, Moore and Douglas. None of the members of the Compensation Committee of the Board of Directors is currently or has been, at any time since the formation of the Company, an officer or employee of the Company. During fiscal year 1998, no executive officer of the Company (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

REQUIRED VOTE

  If a quorum is present and voting, the three nominees for director receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. See "INFORMATION CONCERNING SOLICITATION AND VOTING--QUORUM; ABSTENTIONS; BROKER NON-VOTES."

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF
                          THE NOMINEES LISTED ABOVE.

                                 PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  In February 1999, the Board of Directors of the Company adopted a resolution whereby PricewaterhouseCoopers LLP was selected as the Company's independent auditors to audit the financial statements of the Company for the Last Fiscal Year. PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand L.L.P.) has audited the Company's financial statements since 1992. The Board of Directors recommends that stockholders vote for ratification of such appointment. In the event of a negative vote or ratification, the Board of Directors will reconsider its selection. A representative of PricewaterhouseCoopers LLP is expected to be available at the Annual Meeting with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

REQUIRED VOTE

  Although stockholder approval is not required for the appointment of PricewaterhouseCoopers LLP since the Board of Directors has the responsibility for selecting auditors, the Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the votes duly cast at the Annual Meeting. In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the Board of Directors will reconsider its selection.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
       THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
        AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1999 FISCAL YEAR.

                               OTHER INFORMATION

Executive Officers

  In addition to Messrs. D'Auria and Taylor, the following persons are executive officers of the Company:

Name                  Age Position
----                  --- --------
Nelson Caldwell......  42 Vice President of Finance and Chief Financial Officer
Allen Purdy..........  49 Vice President of Sales
Thomas Warner........  42 Vice President of Engineering
Nicholas Berberi.....  43 Vice President of Licensing Business Development
Craig Bender.........  57 Vice President of Market Development
Craig Stouffer.......  35 Vice President of Marketing
Shaw Matthews........  56 Vice President of Operations

--------

  Nelson Caldwell has served as Vice President of Finance and Chief Financial Officer of the Company since June 1997. From May 1995 to May 1997, Mr. Caldwell served as Chief Financial Officer and Secretary of Telechips Corporation ("Telechips"), a computer telephony device company. Mr. Caldwell also served as the interim President and Chief Executive Officer and a director of Telechips from February 1997 to May 1997. Telechips filed for bankruptcy under Chapter 7 of the Federal Bankruptcy Code on June 30, 1997. Prior to that time, Mr. Caldwell held various positions at Coopers & Lybrand L.L.P. from June 1989 through April 1995, most recently as Manager in the Business Assurance practice. Mr. Caldwell holds a B.S. in Business Administration from California State University, Chico, and is a Certified Public Accountant.

  Allen Purdy has served as Vice President of Sales of the Company since January 1997. Prior to joining the Company, Mr. Purdy was Regional Sales Manager and, most recently, Director of Sales of Applied Digital Access, Inc., a provider of network management and testing equipment for the telecommunications industry, from November 1992 to January 1997, and was a Regional Sales Manager with TeleSciences, Inc. from June 1989 to November 1992. Mr. Purdy holds a B.S. in Industrial Engineering from Rutgers University and an M.B.A. from Rider College.

  Thomas Warner has served as Vice President of Engineering of the Company since February 1997. Prior to that time, Mr. Warner served in various positions at Ericsson Fiber Access, a division of Ericsson Inc. from March 1990 through February 1997, most recently as Vice President of Systems Management. Mr. Warner holds a B.S.E.E. from the University of Illinois at Champaign-Urbana.

  Nicholas Berberi has served as Vice President of Licensing Business Development of the Company since July 1998. From February 1996 to July 1998, Mr. Berberi served as Vice President of Customer Support. From September 1995 until January 1996, Mr. Berberi served as a Vice President of a business unit of the Company. Mr. Berberi was Director of Product Marketing from August 1994 to September 1995, and a Product Marketing Manager from July 1991 to August 1994 at VLSI Technology, Inc., a semiconductor company. From June 1989 to July 1991, he was a Product Marketing Manager at Hitachi America, Ltd. Mr. Berberi holds a B.S.E.E. from Syracuse University.

  Craig Bender has served as Vice President of Market Development of the Company since June 1997. Prior to that time, Mr. Bender was with Integrated Network Corporation ("INC") where he served as Vice President of Marketing from 1988 to 1992, as Vice President of International Business Development from 1992 to 1996 and as Vice President of INC's DAGAZ division until 1997. Mr. Bender holds a B.S.E.E. from Syracuse University, an M.S.E.E. from the University of California at Los Angeles and an AT&T-sponsored Executive M.B.A. from Pace University.

  Craig Stouffer has served as Vice President of Marketing of the Company since April 1998. Before joining the Company, Mr. Stouffer was a co-founder of Vergent Inc., a telecommunications switching equipment company, and served as its President from January 1997 to November 1997. From October 1989 to December 1996, Mr. Stouffer served as President and Chief Executive Officer and was also a co-founder and director of Mobius Computer Corporation, a producer of network servers. Prior to that time, Mr. Stouffer served in various technical and marketing roles at Hewlett-Packard. Mr. Stouffer holds B.S. degrees in both Computer Science and Theoretical Physics from Indiana University.

  Shaw Matthews has served as Vice President of Operations of the Company since June 1998. He served as the Company's Director of Operations from August 1997 to June 1998, and as a Quality Manager of the Company from February 1996 to August 1997. From October 1987 to February 1996, Mr. Matthews was a Consulting Engineering Manager of Storage Technology Corporation ("StorageTek"), and from October 1982 to October 1988, Mr. Matthews served in various engineering and operating positions at StorageTek. Mr. Matthews holds a B.S. in Mathematics from the University of Illinois at Chicago and an M.S. in Operations Research from the Illinois Institute of Technology.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of March 1, 1999 certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors,
(iii) the Named Executive Officers and (iv) all directors and executive officers as a group.

                                      NUMBER OF SHARES        APPROXIMATE
NAME                                BENEFICIALLY OWNED(1) PERCENTAGE OWNED (2)
----                                --------------------- -------------------
Microsoft Corporation (3)..........       1,083,503               9.5%
First Analysis Corporation (4).....         897,835               7.8
Investment Advisers, Inc. (5)......         864,097               7.5
Vanguard IV, L.P. (6)..............         658,591               5.8
AT & T Ventures (7)................         625,000               5.5
Clifford H. Higgerson (8)..........         658,591               5.8
Neal Douglas (9)...................         625,000               5.5
Brion Applegate (10)...............         541,667               4.7
George Middlemas (11)..............         539,411               4.7
Matthew Taylor (12)................         365,767               3.2
Salvatore D'Auria (13).............         206,250               1.8
Saul Rosenzweig (14)...............         110,913               1.0
Thomas Warner (15).................          41,927                 *
Allen Purdy (16)...................          35,287                 *
Nelson Caldwell (17)...............          20,312                 *
Roger Moore (18)...................           6,000                 *
David Spreng.......................              --                 *
All directors and executive               3,205,159              27.4%
 officers as a group (16 persons)
 (19)..............................

--------
  *   Less than 1%.
 (1) Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to the Company's knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.
 (2) Applicable percentage ownership based on 11,450,998 shares of Common Stock outstanding as of March 1, 1999, together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("Commission"), based on factors including voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days after March 1, 1999 are not deemed outstanding for computing the percentage ownership of any other person.

 (3) The address of record for Microsoft Corporation is One Microsoft Way, Building 8, Redmond, WA 98502-6399.
 (4) The address of record for First Analysis Corporation is 233 S. Wacker Drive, Suite 9500, Chicago, IL 60606. Consists of 377,601 shares held by Apex Investment Fund II, L.P., 158,810 shares held by Apex Investment Fund 111, L.P., 156,926 shares held by The Productivity Fund II, L.P., and 204,498 shares held by Environmental Private Equity Fund. First Analysis Corporation disclaims beneficial ownership of these shares except to the extent of its proportional partnership interest therein.
 (5) The address of record for each member of Investment Advisors, Inc. is 3700 First Bank Place, 601 Second Avenue South, Minneapolis, MN 55402. Consists of 396,376 shares held by and 2,000 shares issuable pursuant to options exercisable within 60 days of December 31, 1998 and held by IAI Investment Funds VI, Inc. (IAI Emerging Growth Fund), 258,697 shares held by and 2,049 shares issuable pursuant to options exercisable within 60 days of December 31, 1998 and held by IAI Investment Funds IV, Inc. (IAI Regional Fund), 87,580 shares held by and 1,500 shares issuable pursuant to options exercisable within 60 days of December 31, 1998 and held by IAI Investment Funds VIII, Inc. (IAI Value Fund), 58,387 shares held by and 1,000 shares issuable pursuant to options exercisable within 60 days of December 31, 1998 and held by IAI Investment Funds VI, Inc. (IAI Midcap Growth Fund), and 55,556 shares held by and 952 shares issuable pursuant to options exercisable within 60 days of December 31, 1998 and held by IAI Investment Funds VII, Inc. (IAI Growth & Income Fund). These mutual funds are part of an affiliated group of registered investment corporations referred to collectively as the IAI Mutual Funds and are managed by Investment Advisers, Inc. Investment Advisers, Inc. is a registered investment adviser under the Investment Advisers Act of 1940 and an affiliate of IAI Ventures.
 (6) The address of record for Vanguard IV, L.P. is 555 University Avenue, Palo Alto, CA 94301.
 (7) The address of record for AT&T Ventures is 3000 Sand Hill Road, Building One, Suite 285, Menlo Park, CA 94025. Consists of 312,500 shares held by AT&T Venture Fund II, L.P. and 312,500 shares held by Venture Fund I, L.P.
 (8) Consists of 658,591 shares held by Vanguard IV, L.P. Mr. Higgerson is a general partner of Vanguard IV, L.P. Mr. Higgerson disclaims beneficial ownership of these shares except to the extent of his proportional partnership interest therein.
 (9) Consists of 625,000 shares held by AT&T Ventures. Mr. Douglas is a general partner of AT&T Ventures. Mr. Douglas disclaims beneficial ownership of these shares except to the extent of his proportional partnership interest therein.
(10) Consists of 541,667 shares held by Spectrum Equity Investors, L.P. Mr. Applegate is a managing general partner of Spectrum Equity Investors, L.P. Mr. Applegate disclaims beneficial ownership of these shares except to the extent of his proportional partnership interest therein.
(11) Includes 536,411 shares held by Apex Investment Funds. Mr. Middlemas is the Managing General Partner of Apex Investment Funds. Mr. Middlemas disclaims beneficial ownership of these shares except to the extent of his proportional partnership interest therein.
(12) Includes 3,646 shares issuable pursuant to options exercisable within 60 days of March 1, 1999. Also includes 40,000 shares owned by Mr. Taylor but which are subject to an option to purchase such shares held by certain third parties.
(13) Includes 183,368 shares issuable pursuant to options or rights exercisable within 60 days of March 1, 1999.
(14) Consists of 104,913 shares held by Rosetree Partners General Partnership and 6,000 shares held by Rosebranch 1998 Limited Partnership. Mr. Rosenzweig is a general partner of Rosetree Partners General Partnership and is Co-Trustee of the general partner of Rosebranch 1998 Limited Partnership. Mr. Rosenzweig disclaims beneficial ownership of these shares except to the extent of his proportional partnership interest therein.
(15) Includes 5,235 shares issuable pursuant to options exercisable within 60 days of March 1, 1999.
(16) Consists of 34,287 shares issuable pursuant to options exercisable within 60 days of March 1, 1999.
(17) Includes 4,037 shares issuable pursuant to options exercisable within 60 days of March 1, 1999.

(18) Includes 5,000 shares issuable pursuant to options exercisable within 60 days of March 1, 1999.
(19) Includes an aggregate of 258,482 shares issuable pursuant to options exercisable within 60 days of March 1, 1999. Also includes an aggregate of 541,667 shares held by Spectrum Equity Investors, L.P., 536,411 shares held by Apex Investment Funds, 658,591 shares held by Vanguard IV, L.P., 625,000 shares held by AT&T Ventures, 104,913 shares held by Rosetree Partners General Partnership and 6,000 shares held by Rosebranch 1998 Limited Partnership.

                        EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION

  The following table shows, as to any person serving as Chief Executive Officer during fiscal 1998 and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 (the "Named Executive Officers"), information concerning compensation paid for services to the Company during the Last Fiscal Year.

                          SUMMARY COMPENSATION TABLE


                                       ANNUAL COMPENSATION          LONG-TERM COMPENSATION(1)
                              ------------------------------------- --------------------------
                                                                    SECURITIES
   NAME AND PRINCIPAL                               OTHER ANNUAL    UNDERLYING    ALL OTHER
        POSITION         YEAR           BONUS($) COMPENSATION($)(1) OPTIONS(#) COMPENSATION($)
   ------------------    ---- SALARY($) -------- ------------------ ---------- ---------------
Salvatore D'Auria....... 1998  187,500  110,000          --           75,000       18,230(2)
 President and Chief
 Executive Officer

Matthew Taylor.......... 1998  149,808   35,100          --           12,500           --
 Chairman of the Board,
 Chief Technical Officer
 and Secretary

Thomas Warner........... 1998  140,000   25,875          --           13,750           --
 Vice President of
 Engineering

Allen Purdy............. 1998  138,962   71,875          --           12,500           --
 Vice President of Sales

Nelson Caldwell......... 1998  118,442   31,625          --           12,500           --
 Vice President, Finance
 and Chief Financial
 Officer

--------
(1) Other annual compensation in the form of perquisite and other personal benefits, securities or property has been omitted in those cases where the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.
(2) Represents the principal portion of certain indebtedness between the Company and Mr. D'Auria which was forgiven during the year ended December 31, 1999. See "Certain Transactions."

STOCK OPTION GRANTS AND EXERCISES

  The following table shows, as to each Named Executive Officer, information concerning stock options granted during the Last Fiscal Year.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1998

                                       INDIVIDUAL GRANTS
                          -------------------------------------------
                                                                      POTENTIAL REALIZABLE
                                      PERCENT OF                        VALUE AT ASSUMED
                           NUMBER OF    TOTAL                         ANNUAL RATES OF STOCK
                          SECURITIES   OPTIONS   EXERCISE              PRICE APPRECIATION
                          UNDERLYING  GRANTED IN   PRICE                 FOR OPTION TERM
                            OPTIONS     FISCAL   ($/SHARE) EXPIRATION ---------------------
NAME                      GRANTED (1)  YEAR (2)     (3)       DATE                10% ($)
----                      ----------- ---------- --------- ----------   5% ($)   ----------
Salvatore D'Auria.......    75,000      18.1%       2.40    2/18/08      113,201    286,874
 President and Chief
 Executive Officer

Matthew Taylor..........    12,500       3.0%       2.40    2/18/08       18,867     47,812
 Chairman of the Board,
 Chief Technical Officer
 and Secretary

Thomas Warner...........    13,750       3.3%       2.40    2/18/08       20,754     52,593
 Vice President of
 Engineering

Allen Purdy.............    12,500       3.0%       2.40    2/18/08       18,867     47,812
 Vice President, of
 Sales

Nelson Caldwell.........     6,250       1.5%       2.40    2/18/08        9,433     23,906
 Vice President, Finance     6,250       1.5%      15.00    9/16/08       58,959    149,413
 and Chief Financial
 Officer

--------
(1) The options granted to Messrs. D'Auria, Taylor, Warner, Purdy and Caldwell vest as to 1/48th of the shares for each month which expires from the date of grant.
(2) In 1998 the Company granted employees, consultants and directors options to purchase an aggregate of 413,825 shares of Common Stock.
(3) The exercise price per share of each option was equal to the fair value of the Common Stock on the date of grant as determined in good faith by the Board of Directors on such date based upon such factors as the purchase price paid by investors for shares of the Company's securities and the Company's financial outlook and results of operations. Such exercise prices are significantly lower than prices paid by investors purchasing shares of the Company's preferred stock in transactions taking place approximately contemporaneously with the grant of such options. In making its determination as to the exercise price of such options, the Board considered the fact that the Company's preferred stock carried certain rights, preferences and privileges, including a preference upon liquidation, sale or merger, enhanced voting rights and antidulution rights, and purchasers of such preferred stock received additional contractual rights, including registration rights and information rights.
(4) In accordance with the rules of the Securities and Exchange Commission (the "Commission"), shown are the gains or "option spreads" that would exist for the respective options granted These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future Common Stock prices.

                    AGGREGATE OPTION EXERCISES IN 1998 AND
                            YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                                               OPTIONS AT FISCAL YEAR     THE-MONEY OPTIONS AT
                           SHARES                        END               FISCAL YEAR END (1)
                         ACQUIRED ON  VALUE   ------------------------- -------------------------
          NAME           EXERCISE(#) REALIZED             UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- EXERCISABLE ------------- ----------- -------------
Salvatore D'Auria... ...    2,049    $29,997    197,951      59,375     $2,866,128    $748,125
 President and Chief
 Executive Officer

Matthew Taylor..........       --         --      2,604       9,896         32,810     124,690
 Chairman of the Board,
 Chief Technical Officer
 and Secretary

Thomas Warner...........   26,224    377,031      8,724      48,802        123,629     686,189
 Vice President of
 Engineering............

Allen Purdy.............       --         --     29,557      39,193        423,090     548,910
 Vice President, of
 Sales

Nelson Caldwell ........   11,198    158,681      4,947      33,855         58,367     401,727
 Vice President, Finance
 and Chief Financial
 Officer

--------
(1) The fair market value of the Company's Common Stock as determined by the Board of Directors on or about December 31, 1998 was $15.00 per share.

                             CERTAIN TRANSACTIONS

  During the Last Fiscal Year, the Company granted options to its executive officers and directors. The Company intends to grant options to its executive officers and directors in the future. See "PROPOSAL ONE--Director
Compensation" and "EXECUTIVE COMPENSATION--Stock Option Grants and Exercises."

  On April 17, 1995 the Company loaned to Salvatore D'Auria, the Company's President and Chief Executive Officer, an aggregate of $125,000 pursuant to a Loan Agreement and Secured Promissory Note (the "Loan Agreement"). The loan did not bear interest. Pursuant to the Loan Agreement, the Company forgave 25% of the principal amount of the loan each year. The loan was discharged in full as of the end of the Last Fiscal Year.

  On August 27, 1997 the Company and Microsoft entered into a Licensing and Cooperative Marketing Agreement (the "Microsoft License Agreement") pursuant to which the Company and Microsoft Corporation ("Microsoft") agreed to cooperate in the development and marketing of future implementations of the Company's HomeRun technology. Each party will own a half interest in the other's technology embodied in works made jointly by them. In connection with the Microsoft License Agreement, the Company issued Microsoft a warrant to purchase up to 666,836 shares of Series G Preferred Stock at an exercise price of $10.00 per share. This warrant was exercised immediately prior to the closing of the Company's initial public offering on February 3, 1999. Microsoft is a principal stockholder of the Company. See SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

  From December 1997 through May 1998, the Company sold an aggregate of 1,250,006 shares of Series G Preferred Stock, at a per share purchase price of $12.00, in a private placement equity financing with certain stockholders and directors of the Company, including: (i) an aggregate of 125,000 shares purchased by AT&T

Ventures, a principal stockholder of the Company and of which Neal Douglas, a director of the Company, is a general partner; (ii) an aggregate of 416,667 shares purchased by Microsoft, a principal stockholder of the Company; (iii) an aggregate of 28,835 shares purchased by entities affiliated with Apex Investment Funds ("Apex"), of which Mr. Middlemas, a director of the Company, is Managing General Partner; (iv) an aggregate of 47,650 shares purchased by entities affiliated with First Analysis Corporation, a principal stockholder of the Company (including shares purchased by Apex); (v) an aggregate of 50,000 shares purchased by Investment Advisers Inc., a principal stockholder of the Company; (vi) an aggregate of 8,334 shares purchased by Vanguard, a principal stockholder of the Company, of which Clifford H. Higgerson is a general partner; and (vii) an aggregate of 41,667 shares purchased by Spectrum Equity Investors, L.P., for which Brion Applegate, a director of the Company, serves as managing general partner. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

  The Company has entered into indemnification agreements with its executive officers, directors and certain significant employees containing provisions that are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. These agreements provide, among other things, for indemnification of the executive officers, directors and certain significant employees in proceedings brought by third parties and in stockholder derivative suits. Each agreement also provides for advancement of expenses to the indemnified party.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. It also administers the Company's employee stock benefit plan for executive officers. The Compensation Committee is currently composed of independent, non-employee directors who, except as disclosed under "Compensation Committee Interlocks and Insider Participation," have no interlocking relationships as defined by the Securities and Exchange Commission.

  The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively the "Executive Officers"), should be influenced by the Company's performance. The Committee establishes the salaries and bonuses of all of the Executive Officers by considering (i) the Company's financial performance for the past year, (ii) the achievement of certain objectives related to the particular Executive Officer's area of responsibility, (iii) the salaries and bonuses of executive officers in similar positions of comparably-sized companies and (iv) the relationship between revenue and executive officer compensation. The Committee believes that the Company's executive officer salaries and bonuses in the Last Fiscal Year were comparable in the industry for similarly-sized businesses.

  In addition to salary and bonus, the Committee, from time to time, grants options to Executive Officers. The Committee thus views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit shareholders. As such, options are granted at the current market price. And one of the principal factors considered in granting options to an Executive Officer is the Executive Officer's ability to influence the Company's long-term growth and profitability.

                                          Compensation Committee of the Board
                                           of Directors

                                          Brion Applegate
                                          Roger Moore
                                          Neal Douglas

  THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total return to stockholders on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market Index-U.S. ("Nasdaq US") and the Hambrecht & Quist Technology Index ("H&Q Technology"). The graph assumes that $100 was invested on January 29, 1999, the date of the Company's initial public offering, in the Company's Common Stock, the Nasdaq US Index and the H&Q Technology Index, including reinvestment of dividends. No dividends have been declared or paid on the Company's Common Stock. Historic stock price performance is not necessarily indicative of future stock price performance.




         [EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

------------------------------------------------------------------
Total Return Analysis                 1/29/99              3/22/99
------------------------------------------------------------------
Tut Systems, Inc.                     $100.00              $244.44
------------------------------------------------------------------
H&Q Technology Index                  $100.00              $ 92.24
------------------------------------------------------------------
Nasdaq Composite                      $100.00              $ 95.66
------------------------------------------------------------------

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from Bloomberg Financial Markets.


 Total Return Analysis

                        1/29/99 3/22/99
---------------------------------------
  Tut Systems, Inc.     $100.00 $244.44
---------------------------------------
  H&Q Technology Index  $100.00 $ 92.24
---------------------------------------
  Nasdaq Composite      $100.00 $ 95.66

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from Bloomberg Financial Markets.

  THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters to be presented at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

  It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope which has been enclosed.

                                          THE BOARD OF DIRECTORS

Pleasant Hill, California
Dated: April 9, 1999

                                Appendix A

PROXY                        TUT SYSTEMS, INC.                   PROXY

                  Annual Meeting of Stockholders  May 19, 1999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned stockholder of Tut Systems, Inc., a Delaware Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 9, 1999, and the 1998 Annual Report to Stockholders (which has been provided in the form of the Company's initial public offering prospectus along with certain supplemental materials), and appoints Salvatore D'Auria and Nelson Caldwell, or either of them, as the proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 1999 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 19, 1999 at 10:00 a.m. (local time) at the Marriott Hotel Walnut Creek, 2355 North Main Street, Walnut Creek, California, and any adjournment thereof with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

                      TO ASSURE YOUR REPRESENTATION AT THE
                     ANNUAL MEETING, PLEASE MARK, SIGN AND
                              DATE THIS PROXY AND
                           RETURN IT PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

                  (Continue and to be signed on reverse side.)

                               TUT SYSTEMS, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  (X)

1.  The election of the following persons as Class                                               FOR ALL
    I directors of the Company to serve for a term of      FOR            WITHHOLD          (Except Nominee(s)
    three years and until their successors shall be        ALL               ALL              written below)
    duly elected and qualified - Nominees: Brion           (  )              (  )                  (  )
    Applegate, David Spreng, and Clifford H.
    Higgerson.

2.  To ratify the appointment of                           FOR             AGAINST               ABSTAIN
    PricewaterhouseCoopers LLP as independent              (  )              (  )                  (  )
    auditors for the Company for the fiscal year
    ending December 31, 1999.

3.  To vote or otherwise represent the shares on           FOR             AGAINST               ABSTAIN
    any other business which may properly come before      (  )              (  )                  (  )
    the meeting or any adjournment thereof, according
    to their discretion and in their discretion.


     The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the shares represented by this proxy will be voted for each of the above persons and proposals, and for or against such other matters as may properly come before the meeting as the proxyholders deem advisable.

                                              Dated: _________________, 1999
Signature(s)  ------------------------

              ------------------------

(Title, if appropriate)---------------

Sign exactly as your name(s) appear on the stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing, if stock is registered in two names, both should sign.

I plan to attend the meeting:  Yes ____  No _____